AMENDMENT NO. 2 TO
                         AGREEMENT FOR PURCHASE AND SALE

     This Amendment No. 2 to Agreement for Purchase and Sale ("Agreement") is made as of the last date written below by and between ACI FINANCING, L.L.C., a Missouri limited liability company ("Seller"), and DBSI HOUSING, INC., an Idaho corporation, its nominee or assigns ("Purchaser") (sometimes collectively referred to herein as the "Parties").

     WHEREAS, the Parties executed the Agreement and now wish to amend and clarify certain provisions thereof;

     NOW, THEREFORE, the Agreement is amended as follows:

1. Earnest Money Deposit. Upon Execution of this Agreement, Purchaser shall deposit with Escrow Holder additional Earnest Money in the amount of $50,000 as required by Section 3.1.

2. Due Diligence Period. The Due Diligence Period set forth in Section 5.1 has terminated and Seller accepts the Property as set forth in Section 5.6.

3. Conditions to Close. The following "Conditions to Close" are deemed either satisfied or waived by Purchaser and deleted from Section 6.1:

     Section 6.1 (a)
     Section 6.1 (b)
     Section 6.1 (c) (except for any issues relating to "concrete" improvements made by Tenant that straddle the property line between the Property and an adjoining parcel currently leased by Tenant)
     Section 6.1 (e)

4.   Closing. Section 6.2 is amended to read as follows:

     6.2 Closing. Closing shall occur on or before August 15, 2004 in the office of the Escrow Holder. Purchaser may extend the Closing date an additional fifteen (15) days upon written notice to Seller and a deposit with Escrow Holder of additional Earnest Money of Fifty Thousand ($50,000) Dollars prior to the close of the business day on August 15, 2004.

5. Assumption. The parties acknowledge that Purchaser will not be assuming the Existing Loan but will take title to the Property subject to the Existing Loan. Purchaser shall indemnify Seller from all costs, expenses, penalties, interest, attorney fees, defense costs, Make Whole Premiums, principal, default interest and every other charge made by the Lender against Seller resulting directly or indirectly from the transfer of the Property to Purchaser without obtaining the consent of the Lender on the Existing Loan or otherwise complying with the terms of the Loan Documents pertaining to such a transfer. Notwithstanding the above, Seller agrees to be responsible and pay to the Lender the lesser of $100,000 or ten percent (10%) of any Make Whole Premium successfully charged by Lender resulting from the instant sale. Payment shall be made at such time as Purchaser has made its contribution to satisfy the Make Whole Premium. Purchaser shall execute at Closing the following: (1) All Inclusive Promissory Note Secured by All Inclusive Deed of Trust; (2) an All Inclusive Deed of Trust, Assignment of Rents and Security Agreement; (3) an Indemnity Agreement; and (4) a Management Agreement.

6. Effect. Except as hereby amended, the Agreement shall remain in full force and effect to the extent this Amendment No.2 conflicts with the Agreement, this Amendment shall control. The provisions of Section 5 hereof shall survive the Closing.

     IN WITNESS WHEREOF, this Amendment No. 2 to the Agreement has been executed as of the last date written below.

PURCHASER:                                           SELLER:

DBSI HOUSING, INC.                                   ACI FINANCING, L.L.C.
An Idaho Corporation

By:   /s/ Douglas L. Swenson                  By:   /s/ John W. Alvey
      ----------------------                        -----------------

Name: Douglas L. Swenson                      Name: John W. Alvey
      ----------------------                        -----------------

Its:  President                               Its:  Manager
      ----------------------                        -----------------

Date: 7/30/04                                 Date: 8/2/04
      ----------------------                        -----------------